CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
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We consent to the inclusion in this registration statement on Form SB2, under the caption "Experts", the reference to our report dated March 10, 2003 with respect to the Consolidated Financial Statements of Warning Model Management, Inc., (f/k/a Famous Fixins, Inc., (the "Company"), for the years ended December 31, 2002 and 2001.



/s/ Pohl, McNabola, Berg, & Company LLP
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Pohl, McNabola, Berg & Company LLP


San Francisco, California
November 24, 2003